                                                                    Exhibit 99.2

PubliCARD, INC. ANNOUNCES FOURTH QUARTER RESULTS

      NEW YORK - March 28, 2003 - PubliCARD, Inc. (OTC BB: CARD.OB) reported its financial results for the fourth quarter and year ended December 31, 2002.

      Sales for the fourth quarter of 2002 were $1,092,000, compared to $1,218,000 a year ago. The net loss from continuing operations for the quarter ended December 31, 2002 was $2,354,000, or $0.10 per share, compared with $1,353,000, or $0.06 per share, a year ago. The fourth quarter 2002 results include a charge of $1,365,000 to recognize the impairment of goodwill and certain intangibles associated with the Company's remaining smart card solutions business.

      For the year ended December 31, 2002, sales were $4,605,000 compared to $5,652,000 a year ago. The 2001 figure includes $1,040,000 of revenues associated with the smart card reader and chip business, which the Company exited in July 2001. Sales related to smart card solutions for educational and corporate sites for 2002 were comparable to the prior year period. The net loss from continuing operations for 2002 was $8,259,000, or $.34 per share, compared with $17,171,000, or $.71 per share, in 2001. The results for 2002 include the impairment loss referenced above as well as a third quarter charge of $2,068,000 to write-down a minority investment. The 2001 figures include a repositioning charge totaling $7,317,000 relating to the smart card reader and chip business exit action. Operating expenses, excluding the impairment charge, investment write-down, repositioning charge and other non-cash charges, decreased from $10,480,000 in 2001 to $5,717,000 in 2002. The decline in operating expenses is attributable primarily to work force reductions associated with the Company's exit from the smart card reader and chip business and other corporate cost containment measures.

      As of December 31, 2002, cash and short-term investments totaled $1,290,000. As previously announced, the Company recently entered into two binding settlements with certain historical insurers that resolve certain claims (including certain future claims) under policies of insurance issued to the Company by those insurers. As a result of the settlements, after allowance for associated expenses and offsetting adjustments, the Company received net proceeds of approximately $1.0 million in February 2003 and expects to receive an additional estimated $650,000 in April 2003.

      The Company also reported that it will be filing amendments to its previously filed Form 10-Q's for the periods ended March 31, 2002, June 30, 2002 and September 30, 2002. The Company adopted the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"), effective January 1, 2002. Upon the adoption of SFAS No. 142, the Company failed to separate identifiable definite lived intangible assets from goodwill. As a result, the Company did not record the amortization expense associated with identifiable definite lived intangibles amounting to $144,000 in each of the first three quarters of 2002. The unaudited consolidated financial statements for the periods ended March 31, 2002, June 30, 2002 and September 30, 2002 will therefore be restated to reflect such amortization. These restatements have no impact on cash balances or net cash flow for any period either historically or going forward.

About PubliCARD, Inc.

      Headquartered in New York, NY, PubliCARD, through its Infineer Ltd. subsidiary, designs smart card solutions for educational and corporate sites. The Company's future plans revolve around a potential acquisition strategy that would focus on businesses in areas outside the high technology sector while continuing to support the expansion of the Infineer business.

However, the Company will not be able to implement such plans unless it is successful in obtaining additional funding, as to which no assurance can be given. More information about PubliCARD can be found on its web site www.publicard.com.

      Special Note Regarding Forward-Looking Statements: Certain statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. Such factors include general economic and business conditions, the ability to fund operations and need to raise capital, the ability to identify and consummate acquisitions and strategic alliances, business and product development, time to market, the loss of market share, ability to attract and retain employees, development of competitive products by others, ability to protect our intellectual property, impact of pending litigation, continued listing and liquidity of our common shares, market makers choosing not to make a market for our common shares on the OTC Bulletin Board and other factors over which PubliCARD has no control. For more information on the potential factors which could affect financial results, refer to the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2001, as amended, and quarterly reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002 as filed with the SEC.

(TABLE TO FOLLOW)
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                                 PUBLICARD, INC.
                            AND SUBSIDIARY COMPANIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
          FOR THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2002 AND 2001
                        (in thousands, except share data)




                                                             Three Months Ended                         Twelve Months Ended
                                                                December 31,                                December 31,
                                                     ----------------------------------          ----------------------------------
                                                                (unaudited)

                                                         2002                  2001                  2002                  2001
                                                     ------------          ------------          ------------          ------------
Net sales                                            $      1,092          $      1,218          $      4,605          $      5,652
Cost of sales                                                 651                   661                 2,455                 2,875
Inventory adjustment                                           --                    --                    --                 1,661
                                                     ------------          ------------          ------------          ------------
    Gross margin                                              441                   557                 2,150                 1,116
                                                     ------------          ------------          ------------          ------------
Operating expenses:
   General and administrative                                 730                   921                 3,235                 4,625
   Sales and marketing                                        511                   417                 1,877                 3,413
   Product development                                        213                   213                   605                 2,442
   Stock compensation expense                                  --                    --                    --                    86
   Amortization of goodwill and intangibles                   144                   253                   576                 1,824
   Impairment of goodwill and intangibles                   1,365                    --                 1,365                    --
   Repositioning charge                                        --                    --                    --                 5,656
                                                     ------------          ------------          ------------          ------------
                                                            2,963                 1,804                 7,658                18,046
                                                     ------------          ------------          ------------          ------------
   Loss from operations                                    (2,522)               (1,247)               (5,508)              (16,930)
                                                     ------------          ------------          ------------          ------------
Other income (expenses):
   Interest income                                              2                    31                    71                   476
   Interest expense                                            --                   (14)                  (39)                  (65)
   Cost of pensions - nonoperating                           (146)                 (200)                 (795)                 (788)
   Write-down of minority investment                           --                    --                (2,068)                   --
   Other income                                               312                    77                    80                   136
                                                     ------------          ------------          ------------          ------------
                                                              168                  (106)               (2,751)                 (241)
                                                     ------------          ------------          ------------          ------------
Net loss from continuing operations                        (2,354)               (1,353)               (8,259)              (17,171)
Discontinued operations                                        --                    --                 1,066                 2,350
                                                     ------------          ------------          ------------          ------------
Net loss                                             $     (2,354)         $     (1,353)         $     (7,193)         $    (14,821)
                                                     ============          ============          ============          ============
Basic and diluted earnings (loss) per
  common share:
   Continuing operations                             $       (.10)         $       (.06)         $       (.34)         $       (.71)
   Discontinued operations
                                                               --                    --                   .04                   .10
                                                     ------------          ------------          ------------          ------------
                                                     $       (.10)         $       (.06)         $       (.30)         $       (.61)
                                                     ============          ============          ============          ============
Weighted average common shares
  outstanding                                          24,190,902            24,153,402            24,179,364            24,188,325
                                                     ============          ============          ============          ============

See Note 1 below.

                                 PUBLICARD, INC.
                            AND SUBSIDIARY COMPANIES
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2002 AND 2001


                                                                                                       2002                  2001
                                                                                                    ---------             ---------
                                                                                                    (in thousands except share data)
                                     ASSETS

Current assets:
     Cash, including short-term investments of $1,138 and $4,199 in
       2002 and 2001, respectively                                                                  $   1,290             $   4,479
     Trade receivables, less allowance for doubtful accounts of
       $103 and $216 in 2002 and 2001, respectively                                                       853                 1,410
     Inventories                                                                                          885                   557
     Prepaid insurance and other                                                                          375                   770
                                                                                                    ---------             ---------
          Total current assets                                                                          3,403                 7,216
                                                                                                    ---------             ---------
Equipment and leasehold improvements, net                                                                 379                   596
Goodwill and intangibles                                                                                  862                 2,803
Other assets
                                                                                                        3,295                 6,782
                                                                                                    ---------             ---------
                                                                                                    $   7,939             $  17,397
                                                                                                    =========             =========
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
     Trade accounts payable and overdraft                                                           $   1,269             $   1,206
     Accrued liabilities                                                                                2,682                 3,379
                                                                                                    ---------             ---------
          Total current liabilities                                                                     3,951                 4,585
Other non-current liabilities                                                                           4,990                 5,328
                                                                                                    ---------             ---------
          Total liabilities                                                                             8,941                 9,913
                                                                                                    ---------             ---------
Commitments and contingencies
Shareholders' equity (deficit):
     Class A Preferred Stock, Second Series, no par value: 1,000 shares authorized; 765 and 780 issued and outstanding as
        of December 31, 2002 and 2001, respectively                                                     3,825                 3,900
     Common shares, $0.10 par value: 40,000,000 shares authorized;
        24,190,902 and 24,153,402 shares issued and outstanding as
        of December 31, 2002 and 2001, respectively                                                     2,419                 2,415
     Additional paid-in capital                                                                       107,169               107,098
     Accumulated deficit                                                                             (112,024)             (104,831)
     Other comprehensive loss                                                                          (2,391)               (1,098)
                                                                                                    ---------             ---------
          Total shareholders' equity (deficit)                                                         (1,002)                7,484
                                                                                                    ---------             ---------
                                                                                                    $   7,939             $  17,397
                                                                                                    =========             =========


See Note 1 below.
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Note 1--Liquidity and Going Concern Considerations

      The consolidated statements of operations and balance sheets presented above contemplate the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred operating losses, a substantial decline in working capital and negative cash flow from operations for the years 2002, 2001 and 2000. The Company has also experienced a substantial reduction in its cash and short term investments, which declined from $17.0 million at December 31, 2000, to $4.5 million at December 31, 2001 and to $1.3 million at December 31, 2002. The Company also had a working capital deficiency of $548,000 and an accumulated deficit of $112.0 million at December 31, 2002.

      If the distress termination of the Company's defined benefit pension plan for which the Company has applied is completed, the Company's 2003 funding requirements for the plan could be eliminated, in which case management believes that existing cash and short term investments may be sufficient to meet the Company's operating and capital requirements at the currently anticipated levels through December 31, 2003. However, additional capital will be necessary in order to operate beyond December 2003 and to fund the current business plan and other obligations. While the Company is actively considering various funding alternatives, the Company has not secured or entered into any arrangements to obtain additional funds. There can be no assurance that the Company will eliminate the 2003 funding requirements for the defined benefit pension plan or be able to obtain additional funding on acceptable terms or at all. If the Company cannot raise additional capital to continue its present level of operations it may not be able to meet its obligations, take advantage of future acquisition opportunities or further develop or enhance its product offering, any of which could have a material adverse effect on its business and results of operations and could lead the Company to seek bankruptcy protection. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.